Exhibit 12

CrowdCheck Law LLP

700 12th Street NW, Suite 700

Washington, DC 20005

March 4, 2026

Attn: SAJA LLC, Manager

RoyaltyTraders LLC dba SongVest

1053 East Whitaker Mill Rd., Suite 115

Raleigh, NC 27604

To the Manager:

We are acting as counsel to RoyaltyTraders LLC (the “Company”) with respect to the preparation and filing of an Offering Statement on Form 1-A (the “Offering Statement”). The Offering Statement covers the contemplated sale of units (the “Royalty Share Units”) representing the contractual right to receive a portion of any royalty revenues from the music portfolio underlying a specified royalty sharing agreement (a “Royalty Share Agreement”) as set forth on Schedule 1 hereto (each, an “Offering”).

The Royalty Share Units will be purchased and sold pursuant to a subscription agreement as set forth in Part III of the Offering Statement (the “Subscription Agreement”), and as entered into (or to be entered into) between the Company and each purchaser of the Royalty Share Units (“Purchasers”).

In connection with the opinion contained herein, we have examined the Offering Statement, the certificate of formation of the Company, its Amended and Restated Limited Liability Company Operating Agreement, the Subscription Agreement, and the Royalty Share Agreement specific to each Offering, as well as all other documents necessary to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, in rendering the opinions set forth below, we have assumed that each Purchaser has the legal capacity or power, corporate or other, to enter into and perform all such obligations under the Subscription Agreement.

We are opining herein as to the effect on the subject transactions only of the laws of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including federal law.

Based upon the foregoing, we are of the opinion that the Royalty Share Units being sold pursuant to the Offering Statement have been authorized by all necessary limited liability company actions of the Company and, when paid for by and delivered to the Purchasers in accordance with the terms set forth in the Offering Statement, will be valid, binding obligations of the Company in accordance with the terms therein.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Offering Statement or any portion thereof.

We further consent to the use of this opinion as an exhibit to the Offering Statement.

Yours truly,

/s/ CrowdCheck Law LLP
AS

SCHEDULE 1

Royalty Share Unit Name	Underlying Portfolio(s)	Offering Price per Unit	Minimum Offering Amount	Maximum Offering Amount	Maximum Units
“No Scrubs – TLC Version” (Series 3)	“No Scrubs – TLC Version” Sound Recording Owner’s Share	$30	$-	$56,640	1,888
“Creep – TLC Version” (Series 3)	“Creep – TLC Version” Sound Recording Owner’s Share	$30	$-	$73,200	2,440
Beyonce – “Radio” (Series 2)	“Beyonce’s Radio” Producer’s Share	$36	$-	$28,908	803
Beyonce – “Countdown and More” (Series 3)	Beyonce – “Countdown and More” Writer’s Share	$72	$-	$3,960	55
“Young Thug – Best Friend” (Series 2)	“Best Friend” Writer’s Share	$36	$-	$10,224	284
Queen - “Under Pressure” (Series 2)	“Under Pressure” Producer’s Share	$98	$-	$90,650	925
Queen - “I Want It All (Series 2)”	“I Want It All Producer’s Share	$98	$-	$147,294	1,503
Queen - “The Show Must Go On” (Series 2)	“The Show Must Go On” Producer’s Share	$98	$-	$111,132	1,134
Queen - “Bohemian Rhapsody Soundtrack” (Series 2)	“Bohemian Rhapsody Soundtrack” Producer’s Share	$98	$-	$27,832	284
Queen - “A Kind of Magic” (Series 2)	“A Kind of Magic” Producer’s Share	$98	$-	$126,616	1,292
Duran Duran – “Ordinary World” (Series 2)	“Duran Duran’s Ordinary World” Sound Recording Owner’s Share	$63	$-	$17,451	277
Duran Duran – “Come Undone” (Series 2)	“Duran Duran’s Come Undone” Sound Recording Owner’s Share	$63	$-	$12,285	195
Taboo (feat. Angelica Nicole) - “Stand Strong”	Taboo (feat. Angelica Nicole) - “Stand Strong” Artist’s Share of Sound Recording Royalties	$25	$-	$126,000	5,040
“Chris Brown – Go Crazy”	Chris Brown - “Go Crazy” Writer’s Share of Public Performance Royalties	$63	$-	$298,852	4,744
Jeremih - “Birthday Sex”	Jeremih - “Birthday Sex” Publisher’s Share of Performance and Mechanical Royalties	$63	$-	$328,167	5,209
Sean Paul (feat. Dua Lipa) - “No Lie”	Sean Paul (feat. Dua Lipa) - “No Lie” Writer’s Share of Public Performance Royalties	$63	$-	$242,424	3,848
Jason Derulo (feat. French Montana) - “Tip Toe”	Jason Derulo (feat. French Montana) - “Tip Toe” Writer’s Share of Public Performance Royalties	$63	$-	$39,627	629
Chris Brown & Pitbull - Vol.1	Chris Brown & Pitbull - Vol.1 Writer’s Share of Public Performance Royalties	$63	$-	$40,635	645
Bebe Rexha, Drake & Nelly Furtado - Vol. 1	Bebe Rexha, Drake & Nelly Furtado - Vol. 1 Writer’s Share of Public Performance Royalties	$63	$-	$87,570	1,390
The Struts – “Body Talks”	The Struts “Body Talks” – Writer’s Share of Public Performance Royalties	$63	$-	$20,790	330
Dua Lipa – “Blow Your Mind”	Dua Lipa – “Blow Your Mind” Writer’s Share of Public Performance Royalties	$63	$-	$119,637	1,899
Kat Dahlia – “I Think I’m In Love”	Kat Dahlia “I Think I’m In Love” Writer’s Share of Public Performance Royalties	$63	$-	$41,454	658
One Direction – “Nobody Compares & Last First Kiss”	One Direction – “Nobody Compares & Last First Kiss” Producer’s Share of Sound Recording Royalties	$63	$-	$22,176	352
One Direction – “Kiss You”	One Direction – “Kiss You” Producer’s Share of Sound Recording Royalties	$63	$-	$59,850	950
One Direction – “Live While We’re Young”	One Direction – “Live While We’re Young” Producer’s Share of Sound Recording Royalties	$63	$-	$54,558	866
Rachel Platten – “Better Place”	Rachel Platten – “Better Place” Sound Recording Producer’s Share	$63	$-	$43,281	687
Rachel Platten – “Stand by You”	Rachel Platten – “Stand by You” Sound Recording Producer’s Share	$63	$-	$74,151	1,177
Rachel Platten – “Fight Song”	Rachel Platten – “Fight Song” Producer’s Share of Sound Recording Royalties	$63	$-	$244,125	3,875
Arianna Grande & Lady Gaga – “Rain On Me”	Arianna Grande & Lady Gaga – “Rain On Me” Writer’s Share of Public Performance Royalties	$63	$-	$318,465	5,055
Kenny G. & Luther Vandross - Vol. 1	Kenny G & Luther Vandross - Vol. 1 Producer’s Share of Sound Recording Royalties	$63	$-	$24,444	388
Michael Bolton – Vol. 1	Michael Bolton - Vol. 1 Producer’s Share of Sound Recording Royalties	$63	$-	$37,863	601
Michael Bolton – Vol. 2	Michael Bolton - Vol. 2 Producer’s Share of Sound Recording Royalties	$63	$-	$33,075	525
Mariah Carey – “Without You”	Mariah Carey - “Without You” Producer’s Share of Sound Recording Royalties	$63	$-	$65,079	1,033
Mariah Carey – “Hero”	Mariah Carey - “Hero” Producer’s Share of Sound Recording Royalties	$63	$-	$59,535	945
Mariah Carey – “One Sweet Day”	Mariah Carey - “One Sweet Day” Producer’s Share of Sound Recording Royalties	$63	$-	$40,194	638
Mariah Carey – “Love Takes Time”	Mariah Carey - “Love Takes Time” Producer’s Share of Sound Recording Royalties	$63	$-	$24,885	395
Mariah Carey – Vol. 1	Mariah Carey - Vol. 1 Producer’s Share of Sound Recording Royalties	$63	$-	$49,770	790

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